EXHIBIT 10.6

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT
THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”) is entered into as of June 15, 2016 by and between HANNIE DEVELOPMENT, INC., a Louisiana business corporation (“Seller”), and SENIORS INVESTMENTS II, LLC a Delaware limited liability company (“Buyer”).
WHEREAS, Seller and Buyer previously entered into that certain Asset Purchase Agreement (the “Agreement”) dated as of March 31, 2016 with respect to certain premises commonly known as “Rosewood Retirement & Assisted Living” located in the City of Lafayette, Louisiana, more particularly described on Schedule 3.1(a) to the Agreement.
WHEREAS, in accordance with Section 12.1 of the Agreement, Buyer previously exercised its right to extend the originally scheduled expiration of the Study Period to obtain a Financing Commitment, and the Study Period currently expires on June 15, 2016 after giving effect to such extension.
WHEREAS, notwithstanding the actual execution date of this Amendment, Seller and Buyer agree that this Amendment shall be deemed effective as of June 15, 2016 and the Agreement shall be deemed for all purposes to never have been terminated and to have remained in effect continually since its Effective Date (as defined in the Agreement), and shall remain in full force and effect and binding on the parties.
WHEREAS, Seller and Buyer wish to ratify, reaffirm and amend the Agreement as provided below.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Defined Terms. All capitalized terms used and not defined herein shall have the meanings given to them in the Agreement.
2.    Extension of the Study Period. The definition of “Study Period” (as defined in Section 12.1 of the Agreement) shall be amended in its entirety to mean “the period beginning on the Effective Date and ending at 11:59 PM PST on June 24, 2016” such that the Study Period shall expire at 11:59 PM PST on June 24, 2016. All references in the Agreement to the “expiration of the Study Period” shall be deemed to occur at 11:59 PM PST on June 24, 2016.
3.    Except as expressly modified hereby, the Agreement is hereby ratified and shall remain in full force and effect, enforceable in accordance with its terms.”
4.    This Amendment may be executed in multiple counterparts, which taken together shall constitute one and the same instrument, and executed counterparts may be delivered via facsimile or e-mail, the parties agreeing to be bound by such delivery.
5.    In the event of any inconsistency between this Amendment and the Agreement, the terms of this Amendment shall govern.

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This Amendment has been executed as of the date and year first above written.

BUYER:

Seniors Investments II, LLC
a Delaware limited liability company

By:	/s/ Carl Mittendorff
Name:	Carl Mittendorff
Title:	Sole Member
SELLER:

Hannie Development, Inc.
a Louisiana business corporation

By:	/s/ Mo Hannie
Name:	Mo Hannie
Title:	President

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